================================================================================





                          AGREEMENT AND PLAN OF MERGER



                           DATED AS OF OCTOBER 1, 2001


                                 BY AND BETWEEN



                         FIRSTFED AMERICA BANCORP, INC.



                                       AND



                            PEOPLE'S BANCSHARES, INC.











================================================================================





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                                TABLE OF CONTENTS
                                                                      Page No.

Introductory Statements.......................................................1

ARTICLE I   THE MERGER........................................................1
            ----------
      Section 1.1.  STRUCTURE OF THE MERGER...................................1
                    -----------------------
      Section 1.2.  EFFECT ON OUTSTANDING SHARES OF TARGET COMMON STOCK.......2
                    ---------------------------------------------------
      Section 1.3.  ELECTION AND PRORATION PROCEDURES.........................3
                    ---------------------------------
      Section 1.4.  EXCHANGE PROCEDURES.......................................5
                    -------------------
      Section 1.5.  EFFECT ON OUTSTANDING SHARES OF ACQUIROR COMMON STOCK.....8
                    -----------------------------------------------------
      Section 1.6.  DIRECTORS OF ACQUIROR AFTER EFFECTIVE TIME................8
                    ------------------------------------------
      Section 1.7.  CERTIFICATE OF INCORPORATION AND BYLAWS OF ACQUIROR AFTER
                    ---------------------------------------------------------
                    EFFECTIVE TIME............................................8
                    --------------
      Section 1.8.  TARGET STOCK OPTIONS......................................8
                    --------------------
      Section 1.9.  DISSENTERS' RIGHTS........................................9
                    ------------------
      Section 1.10. BANK MERGER..............................................10
                    -----------
      Section 1.11. ALTERNATIVE STRUCTURE....................................10
                    ---------------------

ARTICLE II  REPRESENTATIONS AND WARRANTIES...................................10
            ------------------------------
      Section 2.1.  DISCLOSURE LETTERS.......................................10
                    ------------------
      Section 2.2.  REPRESENTATIONS AND WARRANTIES OF TARGET.................11
                    ----------------------------------------
      Section 2.3.  REPRESENTATIONS AND WARRANTIES OF ACQUIROR...............26
                    ------------------------------------------

ARTICLE III CONDUCT PENDING THE MERGER.......................................38
            --------------------------
      Section 3.1.  CONDUCT OF TARGET'S BUSINESS PRIOR TO THE EFFECTIVE TIME.38
                    --------------------------------------------------------
      Section 3.2.  FORBEARANCE BY TARGET....................................38
                    ---------------------
      Section 3.3.  CONDUCT OF ACQUIROR'S BUSINESS PRIOR TO THE EFFECTIVE
                    -----------------------------------------------------
                    TIME.....................................................41
                    ----
      Section 3.4.  FORBEARANCE BY ACQUIROR..................................41
                    -----------------------

ARTICLE IV  COVENANTS........................................................42
            ---------
      Section 4.1.  ACQUISITION PROPOSALS....................................42
                    ---------------------
      Section 4.2.  CERTAIN POLICIES AND ACTIONS OF TARGET...................43
                    --------------------------------------
      Section 4.3.  ACCESS AND INFORMATION...................................43
                    ----------------------
      Section 4.4.  APPLICATIONS; CONSENTS...................................44
                    ----------------------
      Section 4.5.  ANTITAKEOVER PROVISIONS..................................45
                    -----------------------
      Section 4.6.  ADDITIONAL AGREEMENTS....................................45
                    ---------------------
      Section 4.7.  PUBLICITY................................................45
                    ---------
      Section 4.8.  STOCKHOLDER MEETING......................................45
                    -------------------
      Section 4.9.  REGISTRATION OF ACQUIROR COMMON STOCK....................46
                    -------------------------------------
      Section 4.10. AFFILIATE LETTERS........................................47
                    -----------------
      Section 4.11. NOTIFICATION OF CERTAIN MATTERS..........................47
                    -------------------------------
      Section 4.12. EMPLOYEES, DIRECTORS AND OFFICERS........................47
                    ---------------------------------
      Section 4.13. INDEMNIFICATION..........................................49
                    ---------------
      Section 4.14. SECTION 16 MATTERS.......................................51
                    ------------------

                                        i

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ARTICLE V   CONDITIONS TO CONSUMMATION.......................................51
            --------------------------
      Section 5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS....................51
                   --------------------------------------
      Section 5.2. CONDITIONS TO THE OBLIGATIONS OF ACQUIROR.................53
                   -----------------------------------------
      Section 5.3. CONDITIONS TO THE OBLIGATIONS OF TARGET...................54
                   ---------------------------------------

ARTICLE VI  TERMINATION......................................................55
            -----------
      Section 6.1. TERMINATION...............................................55
                   -----------
      Section 6.2. TERMINATION FEE...........................................57
                   ---------------
      Section 6.3. EFFECT OF TERMINATION.....................................58
                   ---------------------

ARTICLE VII    CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME....................58
               ------------------------------------------
      Section 7.1. EFFECTIVE DATE AND EFFECTIVE TIME.........................58
                   ---------------------------------
      Section 7.2. DELIVERIES AT THE CLOSING.................................58
                   -------------------------

ARTICLE VIII   CERTAIN OTHER MATTERS.........................................59
               ---------------------
      Section 8.1. CERTAIN DEFINITIONS; INTERPRETATION.......................59
                   -----------------------------------
      Section 8.2. SURVIVAL..................................................62
                   --------
      Section 8.3. WAIVER; AMENDMENT.........................................62
                   -----------------
      Section 8.4. COUNTERPARTS..............................................62
                   ------------
      Section 8.5. GOVERNING LAW.............................................62
                   -------------
      Section 8.6. EXPENSES..................................................63
                   --------
      Section 8.7. NOTICES...................................................63
                   -------
      Section 8.8. ENTIRE AGREEMENT; ETC.....................................64
                   ---------------------
      Section 8.9. SUCCESSORS AND ASSIGNS; ASSIGNMENT........................64
                   ----------------------------------

EXHIBITS

      Exhibit A  Stock Option Agreement
      Exhibit B  Form of Voting Agreement
      Exhibit C  Plan of Bank Merger
      Exhibit D  Form of Affiliate Letter



                                       ii

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                          AGREEMENT AND PLAN OF MERGER


            This is an AGREEMENT AND PLAN OF MERGER, dated as of the 1st day of October, 2001 ("AGREEMENT"), by and between FIRSTFED AMERICA BANCORP, INC., a Delaware corporation ("ACQUIROR"), and PEOPLE'S BANCSHARES, INC., a Massachusetts corporation ("TARGET").

                             INTRODUCTORY STATEMENTS

            The parties hereto intend that the Merger as defined herein shall qualify as a reorganization under the provisions of Section 368(a) of the IRC (as defined in SECTION 8.1) for federal income tax purposes.

            Acquiror and Target each desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

            As a condition and inducement to Acquiror's willingness to enter into this Agreement, (i) Acquiror and Target are entering into a Stock Option Agreement dated as of the date hereof in the form of Exhibit A (the "STOCK OPTION AGREEMENT"), pursuant to which Target is granting to Acquiror an option to purchase shares of Target Common Stock (as defined in SECTION 8.1) and (ii) certain members of the Board of Directors of Target have entered into an agreement dated as of the date hereof in the form of Exhibit B pursuant to which
                                                     ---------
they will vote their shares of Target Common Stock in favor of this Agreement and the transactions contemplated hereby.

            In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I
                                   THE MERGER
                                   ----------

            Section 1.1. STRUCTURE OF THE MERGER. On the Effective Date (as defined in SECTION 7.1), Target will merge with and into Acquiror ("MERGER") pursuant to the provisions of, and with the effect provided for in, the Delaware General Corporation Law ("DGCL") and, to the extent necessary, pursuant to the provisions of, and with the effect provided for in, the Massachusetts General Corporation Law ("MGCL"). Upon consummation of the Merger, the separate corporate existence of Target shall cease. Acquiror shall be the surviving corporation (hereinafter sometimes referred to in such capacity as the "SURVIVING CORPORATION") in the Merger and shall continue to be governed by the DGCL and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. From and after the Effective Time (as defined in SECTION 7.1), Acquiror shall possess all of the properties and rights and be subject to all of the liabilities and

                                        1

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obligations of Target, all as more fully described in the DGCL, and, to the extent necessary, in the MGCL.

            Section 1.2. EFFECT ON OUTSTANDING SHARES OF TARGET COMMON STOCK.
                         ---------------------------------------------------

            (a) Subject to the provisions of SECTIONS 1.3 and 6.1 hereof, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Target Common Stock issued and outstanding at the Effective Time, other than Excluded Shares (as defined in SECTION 8.1), shall become and be converted into, at the election of the holder as provided in and subject to the limitations set forth in this Agreement, either (i) the right to receive $22.00 in cash without interest (the "CASH CONSIDERATION") or (ii) the number of shares Acquiror Common Stock (as defined in SECTION 8.1) equal to the Exchange Ratio (as defined below) (the "STOCK CONSIDERATION"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "MERGER CONSIDERATION." The Exchange Ratio shall be equal (rounded to the nearest ten-thousandth) to (x) 1.2644 if the Average Closing Price (as defined in SECTION 6.1) is less than $20.88, or (y) if the Average Closing Price is $20.88 or more, the result obtained by dividing (A) $26.40 by
(B) the Average Closing Price.

            (b) Notwithstanding any other provision of this Agreement, no fraction of a share of Acquiror Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, Acquiror shall pay to each holder of Target Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the Average Closing Price.

            (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be adjusted appropriately to provide the holders of Target Common Stock the same economic effect as contemplated by this Agreement prior to such event.

            (d) As of the Effective Time, each Excluded Share, other than Dissenters' Shares (as defined in SECTION 1.9), shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of Acquiror Common Stock that are held by Target, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and shall constitute authorized but unissued shares. In addition, no Dissenters' Shares shall be converted into the Merger Consideration pursuant to this SECTION 1.2 but instead shall be treated in accordance with the provisions set forth in SECTION 1.9 of this Agreement.

            Section 1.3.  ELECTION AND PRORATION PROCEDURES.
                          ---------------------------------

            (a) An election form (an "ELECTION FORM") and other appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss

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and title to the certificates theretofore representing Target Common Stock
("CERTIFICATES") shall pass, only upon proper delivery of such Certificates to a bank or trust company designated by Acquiror and reasonably satisfactory to Target (the "EXCHANGE AGENT") in such form as Target and Acquiror shall mutually agree shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of Target Common Stock as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The "MAILING DATE" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of Target Common Stock.

            (b) Each Election Form shall entitle the holder of shares of Target Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "CASH ELECTION"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "STOCK ELECTION"), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and the Stock Consideration with respect to such holder's remaining shares (a "MIXED ELECTION"), or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "NON-ELECTION"). Holders of record of shares of Target Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "REPRESENTATIVE") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Target Common Stock held by that Representative for a particular beneficial owner. Shares of Target Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "CASH ELECTION SHARES." Shares of Target Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "STOCK ELECTION SHARES." Shares of Target Common Stock as to which no election has been made are referred to as "NON-ELECTION SHARES." The aggregate number of shares of Target Common Stock with respect to which a Stock Election has been made is referred to herein as the "STOCK ELECTION NUMBER."

            (c) To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the second business day immediately preceding Target's Stockholder Meeting (or such other time and date as Target and Acquiror may mutually agree) (the "ELECTION DEADLINE"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and, if required by Acquiror pursuant to SECTION 1.4(I), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Target Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Target stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any Target stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such

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Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Acquiror and Target that this Agreement has been terminated. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline, or (ii) revokes its Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline, the shares of Target Common Stock held by such stockholder shall be designated Non- Election Shares. Acquiror shall cause the Certificates representing Target Common Stock described in (ii) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

            (d) Notwithstanding any other provision contained in this Agreement, 45% of the total number of shares of Target Common Stock outstanding at the Effective Time (the "STOCK CONVERSION NUMBER") shall be converted into the Stock Consideration and the remaining outstanding shares of Target Common Stock shall be converted into the Cash Consideration (in each case, excluding (i) shares of Target Common Stock to be canceled as provided in SECTION 1.2(D) and (ii) Dissenters' Shares (the shares remaining outstanding after such exclusion constituting, for purposes of this Agreement, the "OUTSTANDING TARGET SHARES")); PROVIDED, HOWEVER, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the IRC and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the IRC, Acquiror shall increase the number of shares of Target Common Stock that will be converted into the Stock Consideration and reduce the number of shares of Target Common Stock that will be converted into the right to receive the Cash Consideration to ensure that the Stock Consideration will represent 40% of the value of the aggregate Merger Consideration, increased by the value of any Excluded Shares, each as measured as of the Effective Time.

            (e) Within three business days after the later to occur of the Election Deadline or the Effective Time, Acquiror shall cause the Exchange Agent to effect the allocation among holders of Target Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

                  (i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration;

                                        4

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                  (ii) If the Stock Election Number is less than the Stock
Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "SHORTFALL NUMBER"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                        (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

                        (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

            For purposes of this SECTION 1.3(E), if Acquiror is obligated to increase the number of Outstanding Target Shares to be converted into shares of Acquiror Common Stock as a result of the application of the last clause of
SECTION 1.3(D) above, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this SECTION 1.3(E).

            Section 1.4.  EXCHANGE PROCEDURES.
                          -------------------

            (a) Appropriate transmittal materials ("LETTER OF TRANSMITTAL") in a form satisfactory to Acquiror and Target shall be mailed within three business days after the Effective Time to each holder of record of Target Common Stock as of the Effective Time who did not previously submit a completed Election Form. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of Target Common Stock to be converted thereby.

            (b) At and after the Effective Time, each Certificate (except as specifically set forth in SECTION 1.2) shall represent only the right to receive the Merger Consideration.

            (c) Prior to the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Target Common Stock, for exchange in accordance with this SECTION 1.4, an amount of cash sufficient to pay the

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aggregate Cash Consideration and the aggregate amount of cash in lieu of fractional shares to be paid pursuant to SECTION 1.2, and Acquiror shall reserve for issuance with its transfer agent and registrar a sufficient number of shares of Acquiror Common Stock to provide for payment of the aggregate Stock Consideration.

            (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as Acquiror may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor (m) a certificate representing that number of whole shares of Acquiror Common Stock that such holder has the right to receive pursuant to SECTION 1.2, if any, and (n) a check in the amount equal to the cash that such holder has the right to receive pursuant to SECTION 1.2, if any, (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to SECTION 1.2) and any dividends or other distributions to which such holder is entitled pursuant to this SECTION
1.4. Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute Acquiror Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Acquiror Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of Target Common Stock not registered in the transfer records of Target, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such Target Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of Acquiror and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

            (e) No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of Acquiror Common Stock hereunder until such person surrenders his or her Certificates in accordance with this SECTION 1.4. Upon the surrender of such person's Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of Acquiror Common Stock represented by such person's Certificates.

            (f) The stock transfer books of Target shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of Target of any shares of Target Common Stock. If, after the Effective Time, Certificates are presented to Acquiror, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this SECTION 1.4.

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            (g) Any portion of the aggregate amount of cash to be paid pursuant to SECTION 1.2, any dividends or other distributions to be paid pursuant to this
SECTION 1.4 or any proceeds from any investments thereof that remains unclaimed by the stockholders of Target for six months after the Effective Time shall be repaid by the Exchange Agent to Acquiror upon the written request of Acquiror. After such request is made, any stockholders of Target who have not theretofore complied with this SECTION 1.4 shall look only to Acquiror for the Merger Consideration deliverable in respect of each share of Target Common Stock such stockholder holds, as determined pursuant to SECTION 1.2 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Acquiror (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Target Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (h) Acquiror and the Exchange Agent shall be entitled to rely upon Target's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Acquiror and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

            (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent of Acquiror, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to SECTION 1.2.

            Section 1.5.EFFECT ON OUTSTANDING SHARES OF ACQUIROR COMMON STOCK. At and after the Effective Time, each share of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

            Section 1.6.DIRECTORS OF ACQUIROR AFTER EFFECTIVE TIME. Immediately after the Effective Time, until their respective successors are duly elected or appointed and qualified, the directors of the Surviving Corporation shall consist of (i) the directors of Acquiror serving immediately prior to the Effective Time and (ii) one director of Target as designated by Target pursuant to SECTION 4.12(E) hereof.

            Section 1.7. CERTIFICATE OF INCORPORATION AND BYLAWS OF ACQUIROR
                         ---------------------------------------------------
AFTER EFFECTIVE TIME.  The certificate of incorporation and bylaws of Acquiror
--------------------
in effect immediately
prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

            Section 1.8. TARGET STOCK OPTIONS.
                         --------------------

            (a) Each option to purchase shares of Target Common Stock issued by Target and outstanding at the Effective Time (a "TARGET OPTION") pursuant to Target's Amended and Restated Directors' Stock Option Plan, Target's Amended and Restated Incentive and Nonqualified Stock Option Plan and Target's 1996 Stock Option and Incentive Plan (collectively, the "Target Stock Plans") shall be converted into an option to purchase shares of Acquiror Common Stock as follows:

                  (i) The aggregate number of shares of Acquiror Common Stock issuable upon the exercise of the converted Target Option after the Effective Time shall be equal to the product of the Exchange Ratio multiplied by the number of shares of Target Common Stock issuable upon exercise of the Target Option immediately prior to the Effective Time, such product to be rounded to the nearest whole share of Acquiror Common Stock; and

                  (ii) the exercise price per share of each converted Target Option shall be equal to the quotient of the exercise price of such Target Option immediately prior to the Effective Time divided by the Exchange Ratio, such quotient to be rounded to the nearest whole cent; PROVIDED, HOWEVER, that, in the case of any Target Option that is intended to qualify as an incentive stock option under Section 422 of the IRC, the number of shares of Acquiror Common Stock issuable upon exercise of and the exercise price per share for such converted Target Option determined in the manner provided above shall be further adjusted in such manner as Acquiror may determine to be necessary to conform to the requirements of Section 424(b) of the IRC. Options to purchase shares of Acquiror Common Stock that arise from the operation of this SECTION 1.8 shall be referred to as the "CONVERTED OPTIONS." All Converted Options shall be exercisable for the same period and shall otherwise have the same terms and conditions applicable to the Target Options that they replace. Prior to the Effective Time, Acquiror shall take, or cause to be taken, all necessary action to effect the intent of the provisions set forth in this SECTION 1.8.

            (b) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Acquiror shall assume the Target Stock Plans, with the result that all obligations of Target under the Target Stock Plans, including with respect to Target Options outstanding at the Effective Time, shall be obligations of Acquiror from and after the Effective Time.

            (c) Acquiror shall take all corporate action necessary to reserve for future issuance a sufficient additional number of shares of Acquiror Common Stock to provide for the satisfaction of its obligations with respect to the Converted Options. Acquiror agrees to file and cause to become effective, no later than five business days subsequent to the Effective Time, a registration statement on Form S-8 (or any successor or other appropriate form) and make any state filings or obtain state exemptions with respect to the Acquiror Common Stock issuable upon exercise of the Converted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Converted Options or any unsettled awards granted under the Target Stock Plans after the Effective Time may remain outstanding.

            (d) As soon as practicable after the Effective Time, Acquiror shall deliver to the holders of Target Options appropriate notices setting forth such holders' rights pursuant to the respective Target Stock Plans and the agreements evidencing the grants of such Target Options and that such Target Options and agreements have been assumed by Acquiror and shall continue in effect on the same terms and conditions (subject to the adjustments required by this SECTION
1.8 after giving effect to the Merger).

            Section 1.9. DISSENTERS' RIGHTS. Notwithstanding any other provision
                         ------------------
of this Agreement to the contrary, shares of Target Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded appraisal for such shares in accordance with the MGCL (collectively, the "DISSENTERS' SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of the MGCL, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under the MGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in
SECTION 1.4 of the Target Certificate or Target Certificates that, immediately prior to the Effective Time, evidenced such shares. Target shall give Acquiror
(i) prompt notice of any written demands for appraisal of any shares of Target Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the MGCL and received by Target relating to stockholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the MGCL consistent with the obligations of Target thereunder. Target shall not, except with the prior written consent of Acquiror, (x) make any payment with respect to such demand,
(y) offer to settle or settle any demand for appraisal or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the MGCL.

            Section 1.10  BANK MERGER. Concurrently with the execution and
                          -----------
delivery of this Agreement, First Federal Savings Bank of America ("ACQUIROR BANK"), a wholly owned subsidiary of Acquiror, and People's Savings Bank of Brockton ("TARGET BANK"), a wholly owned subsidiary of Target, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit C, pursuant to
                                                        ---------
which Target Bank will merge with and into Acquiror Bank (the "BANK MERGER"). The parties intend that the Bank Merger will become effective on the Effective Date. The Plan of Bank Merger shall provide that the directors of Acquiror Bank as the surviving entity of the Bank Merger shall be all of the directors of Acquiror Bank serving immediately prior to the Bank Merger and one director of Target Bank (such person being the same person designated to Acquiror's board of directors pursuant to SECTION 4.12(E) hereof) until their respective successors are duly elected or appointed and qualified.

            Section 1.11  ALTERNATIVE STRUCTURE. Notwithstanding anything to the
                          ---------------------
contrary contained in this Agreement, prior to the Effective Time, Acquiror may specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions as Acquiror may determine to effect the purposes of this Agreement; PROVIDED, HOWEVER, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration, (ii) change the intended federal income tax consequences of the transactions contemplated by this Agreement, or (iii) impede, delay, or reduce the likelihood of, the receipt of any regulatory approval referred to in, or the consummation of the transactions contemplated by, this Agreement. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure, and Acquiror shall promptly reimburse Target for any expenses incurred by Target in connection with or as a result of any such amendments.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

            Section 2.1. DISCLOSURE LETTERS. Prior to the execution and delivery
                         ------------------
of this Agreement, Acquiror and Target have each delivered to the other a letter (each, its "DISCLOSURE LETTER") setting forth, among other things, facts, circumstances and events the disclosure of which is required by their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate); provided that (i) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect such that the effect thereof would result in the conditions set forth in SECTION 5.2(A) or SECTION 5.3(A), as applicable, not being satisfied, and (ii) the mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in SECTION 8.1 hereof). Any matter disclosed pursuant to one section of a party's Disclosure Letter shall be deemed disclosed for all purposes of such party's Disclosure Letter.

            Section 2.2. REPRESENTATIONS AND WARRANTIES OF TARGET. Target
                         ----------------------------------------
represents and warrants to Acquiror that, except as disclosed in Target's Disclosure Letter:

            (a)   Organization.
                  ------------

                  (i) Target is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is registered as a bank holding company under the BHC Act (as defined in SECTION 8.1).

                  (ii) Target has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Target is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Target.

            (b)   Subsidiaries.
                  ------------

                  (i) Target's Disclosure Letter sets forth (A) the name, percentage ownership and number of shares of stock owned or controlled by Target of each Subsidiary (as defined in SECTION 8.1); and (B) the jurisdiction of incorporation and ownership of each Subsidiary. All such Subsidiaries were properly established pursuant to, and are in compliance with, the regulations and procedures of the Federal Reserve Bank (as defined in SECTION 8.1), the FDIC (as defined in SECTION 8.1) and/or the Massachusetts Commissioner of Banks.

                  (ii) Target owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any claims, liens, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares. The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. Each of Target's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Target.

                  (iii) None of Target's Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date (as defined in SECTION 7.1) there will not be, outstanding (A) any options, warrants or other rights with respect to the capital stock of any Subsidiary, (B) any securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary or (C) any other commitments of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                  (iv) No Subsidiary of Target other than Target Bank is an "insured depository institution" as defined in the FDIA (as defined in SECTION 8.1) and the applicable regulations thereunder.

            (c)   Capital Structure.
                  -----------------

                  (i)   The authorized capital stock of Target consists of:

                        (A)   20,000,000 shares of Target Common Stock; and

                        (B) 10,000,000 shares of preferred stock, par value $0.10 per share.

                  (ii)  As of the date of this Agreement:

                        (A) 3,252,250 shares of Target Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable;

                        (B) no shares of Target preferred stock are issued and outstanding or held in Target's treasury;

                        (C) 256,116 shares of Target Common Stock are reserved for issuance pursuant to outstanding Target Options under Target's employee benefit plans;

                        (D) 647,197 shares of Target Common Stock are reserved for issuance pursuant to the Stock Option Agreement; and

                        (E) 473,000 shares of Target Common Stock are held by Target in its treasury or by its Subsidiaries.

                  (iii) Set forth in Target's Disclosure Letter is a complete and accurate list of all outstanding Target Options, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination, shares subject to each grant and whether stock appreciation, limited or other similar rights were granted in connection with such options.

                  (iv) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Target may vote are issued or outstanding.

                  (v) Except as set forth in this SECTION 2.2(C), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of Target are issued, reserved for issuance or outstanding and (B) neither Target nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Target or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Target or obligating Target or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Target or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Target or any of its Subsidiaries.

            (d) Authority. Target has all requisite corporate power and
                ---------
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of Target's Board of Directors, and no other corporate proceedings on the part of Target are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Target Common Stock. This Agreement has been duly and validly executed and delivered by Target and constitutes a valid and binding obligation of Target, enforceable against Target in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            (e) Fairness Opinion. Target has received the opinion of Fox-Pitt,
                ----------------
Kelton, Inc. ("FOX-PITT") to the effect that, as of the date hereof, the Merger Consideration to be received by Target's stockholders is fair, from a financial point of view, to such stockholders.

            (f)   No Violations; Consents.
                  -----------------------

                  (i) The execution, delivery and performance of this Agreement by Target do not, and the consummation of the transactions contemplated by this Agreement will not, (A) assuming that the consents and approvals referred to in
SECTION 2.2(F)(II) are obtained and the applicable waiting periods have expired and the approval of Target's stockholders is obtained, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Target or any of its Subsidiaries (or any of their respective properties) is subject, (B) violate the articles of organization or bylaws of Target or the similar organizational documents of any of its Subsidiaries or (C) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Target or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Target or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject, except, in the case of (C), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Target.

                  (ii) Except for (A) the filing of an application with the OTS (as defined in SECTION 8.1) under the Bank Merger Act (as defined in SECTION 8.1) and the HOLA (as defined under SECTION 8.1) and approval of such application, (B) the filing of articles of merger or consolidation with the Secretary of State of Massachusetts pursuant to the MGCL, and the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (C) the registration under the Securities Act (as defined in SECTION 8.1) of the shares of Acquiror Common Stock to be issued in exchange for shares of Target Common Stock, (D) the registration or qualification of the shares of Acquiror Common Stock to be issued in exchange for shares of Target Common Stock under state securities or "blue sky" laws, (E) the listing of the shares of Acquiror Common Stock to be issued in exchange for shares of Target Common Stock on the American Stock Exchange, subject to official notice of issuance, and (F) such filings, authorizations or approvals as may be set forth in Target's Disclosure Letter, no consents or approvals of or filings or registrations with any Governmental Entity (as defined in SECTION 8.1) or with any third party are necessary in connection with the execution and delivery by Target of this Agreement or the consummation by Target of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger. As of the date hereof, Target knows of no reason pertaining to Target why any of the approvals referred to in this SECTION 2.2(F)(II) should not be obtained without the imposition of any material condition or restriction described in SECTION 5.1(B).

            (g)   Reports and Financial Statements.
                  --------------------------------

                  (i) Target and each of its Subsidiaries has timely filed all reports, registration statements, prospectuses, forms and other documents together with any amendments required to be made with respect thereto, required to be filed since December 31, 1997 with (A) the FDIC, (B) the Federal Reserve Board, (C) the NASD (as defined in SECTION 8.1), (D) the Massachusetts Commissioner of Banks, (E) the Commonwealth of Massachusetts, and (F) the SEC (as defined in SECTION 8.1) (including any filings on Form 8-K) (collectively, "TARGET'S REPORTS") and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of Target's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (except to the extent revised or superseded by a later-filed Target Report). All of Target's Reports, as amended, filed with the SEC complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as defined in SECTION 8.1), as the case may be, and the rules and regulations of the SEC promulgated thereunder.

                  (ii) Each of the financial statements (including, in each case, any notes thereto) of Target included in Target's Reports filed with the SEC complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in Target's Reports were prepared from the books and records of Target and its Subsidiaries, fairly present the consolidated financial position of Target and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of Target and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP (as defined in SECTION 8.1) consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes to the extent permitted under applicable regulations.

            (h) Absence of Certain Changes or Events. Except as disclosed in
                ------------------------------------
Target's Reports filed with the SEC prior to the date of this Agreement, since June 30, 2001, (i) Target and its Subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, (ii) Target and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (iii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Target,
(iv) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by Target or any of its Subsidiaries to any of their respective directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business, (v) neither Target nor any of its Subsidiaries has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees, and (vi) there has been no change in any accounting principles, practices or methods of Target or any of its Subsidiaries other than as required by GAAP.

            (i) Absence of Claims. No litigation, controversy, claim, action,
                -----------------
suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending against Target or any of its Subsidiaries and, to the knowledge of Target, no such litigation, controversy, claim, action, suit or proceeding has been threatened. To the knowledge of Target, there are no investigations, reviews or inquiries by any court or governmental agency pending or threatened against Target or any of its Subsidiaries. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against Target or any of its Subsidiaries.

            (j) Absence of Regulatory Actions. Since December 31, 1997, neither
                -----------------------------
Target nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any Government Regulator (as defined in SECTION 8.1), or has adopted any board resolutions at the request of any Government Regulator, in any case which is currently in effect, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            (k) Taxes. All federal, state, local and foreign tax returns
                -----
required to be filed by or on behalf of Target or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Target or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Target's balance sheet (in accordance with GAAP). As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Target or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where Target or any of its Subsidiaries do not file tax returns that Target or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Target or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Target's balance sheet (in accordance with GAAP). Target and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Target and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Target and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

            (l)   Agreements.
                  ----------

                  (i) Except for this Agreement and the Stock Option Agreement, Target and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with or incorporated by reference in Target's Reports.

                  (ii) Target's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) to which Target or any of its Subsidiaries is a party or is bound:

                        (A) with any executive officer or other key employee of Target or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Target or any of its Subsidiaries of the nature contemplated by this Agreement;

                        (B) with respect to the employment of any directors, officers employees or consultants (other than at-will arrangements with employees);

                        (C) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan);

                        (D) containing covenants that limit the ability of Target or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Target (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                        (E) pursuant to which Target or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

                        (F) not fully disclosed in Target's Reports that relates to borrowings of money (or guarantees thereof) by Target or any of its Subsidiaries in excess of $75,000; or

                        (G) which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $100,000 on an annual basis.

      Each of the agreements and other documents referenced in Target's Disclosure Letter is a valid, binding and enforceable obligation of Target or a Subsidiary, as applicable, and, to the knowledge of Target each of the other parties sought to be bound thereby, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity. Target has previously delivered to Acquiror true and complete copies of each agreement and other documents referenced in Section 2(l)
                                                                    ------------
of Target's Disclosure Letter.

                  (iii) Neither Target nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of Target, no other party to any such agreement (excluding any loan or extension of credit made by Target or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Target.

                  (iv) Target and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its businesses, and neither Target nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of Target and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing, except for failures to perform or defaults that would not individually or in the aggregate, have a Material Adverse Effect on Target.

            (m) Labor Matters. Target and its Subsidiaries are in material
                -------------
compliance with all applicable laws respecting employment, retention of independent contractors and employment practices, terms and conditions of employment and wages and hours. Neither Target nor any of its Subsidiaries is or has, in the past five years, been a party to, or is or has, in the past five years, been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Target or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor, to the knowledge of Target, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving Target or any of its Subsidiaries pending or, to the knowledge of Target, threatened.

            (n)   Employee Benefit Plans.
                  ----------------------

                  (i) Target's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to,

"employee benefit plans," as defined in Section 3(3) of ERISA (as defined in SECTION 8.1), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Target or any of its Subsidiaries (hereinafter referred to collectively as the "TARGET EMPLOYEE PLANS"). Target has previously delivered or made available to Acquiror true and complete copies of each agreement, plan and other documents referenced in Target's Disclosure Letter. There has been no announcement or commitment by Target or any of its Subsidiaries to create an additional Target Employee Plan, or to amend any Target Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Target Employee Plan. With respect to each Target Employee Plan, Target has previously made available to Acquiror a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS (as defined in SECTION 8.1) for the most recent three plan years, if required to be filed, (B) such Target Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Target Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Target Employee Plan, to the extent available, if the Target Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Target Employee Plan is a Target Pension Plan (as defined below) and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such Target Employee Plan is a Target Qualified Plan (as defined below).

                  (ii) There is no pending or, to Target's knowledge, threatened litigation, administrative action or proceeding relating to any Target Employee Plan. All of the Target Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the Target Employee Plans which is likely to result in the imposition of any penalties or taxes upon Target or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the IRC.

                  (iii) No liability to the Pension Benefit Guarantee Corporation has been or is expected by Target or any of its Subsidiaries to be incurred with respect to any Target Employee Plan which is subject to Title IV of ERISA ("TARGET PENSION PLAN") other than payment of premiums in the ordinary course of business consistent with past practice, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Target or any ERISA Affiliate (as defined in SECTION 8.1). No Target Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Target Pension Plan exceeds the present value of the benefit obligation (as presented in Target's most recent audited financial statements) under such Target Pension Plan as of the end of the most recent plan year with respect to the respective Target Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in Target's audited financial statements; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Target Pension Plan within the 12-month period ending on the date hereof. Neither Target nor any of its Subsidiaries has provided, or is required to provide, security to any Target Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the IRC. Neither Target, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (iv) Each Target Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (or any such plan that existed within the last three years) (a "TARGET QUALIFIED PLAN") has received a favorable determination letter from the IRS, and Target and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Target Qualified Plan is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC).

                  (v) Target and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Target Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to Target or any of its Subsidiaries, for the Target Employee Plans listed in Target's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Target or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC) or is a nondeductible payment under Section 162(m) of the IRC, increase or secure (by way of a trust or other vehicle) any benefits payable under any Target Employee Plan or accelerate the time of payment or vesting of any such benefit.

            (o) Title to Assets. Target's Disclosure Letter contains a complete
                ---------------
and accurate list of all real property owned or leased by Target or Target's Subsidiaries, including all properties of Target or its Subsidiaries classified as "Real Estate Owned" or words of similar impact. Target and each of its Subsidiaries has good and insurable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, trade name or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer whether real or personal, tangible or intangible, in each case free and clear of any liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, and (iii) such easements, restrictions, covenants and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. Each material lease pursuant to which Target or any of its Subsidiaries is lessee or lessor is valid and in full force and effect and neither Target nor any of its Subsidiaries, nor, to Target's knowledge, any other party to any such lease is in default or in violation of any material provisions of any such lease. All material tangible properties of Target and each of its Subsidiaries are in a good state of maintenance and repair (normal wear and tear excepted), and conform with all applicable ordinances, regulations and zoning laws. To the knowledge of Target, none of the buildings, structures or other improvements located on its real property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

            (p) Compliance with Laws. Target and each of its Subsidiaries has
                --------------------
all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of Target, no suspension or cancellation of any of them is threatened. Neither Target nor any of its Subsidiaries is in violation of, and Target and its Subsidiaries have not been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Target. All of its buildings, structures or other improvements located on its real property are in compliance with the requirements of the Americans with Disabilities Act of 1990, as amended.

            (q) Fees. Other than financial advisory services performed for
                ----
Target by Fox- Pitt pursuant to an agreement dated May 10, 2001, a true and complete copy of which has been previously delivered to Acquiror, neither Target nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Target or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

            (r)   Environmental Matters.  With respect to Target and its
                  ---------------------
Subsidiaries:


                  (i) Each of Target and its Subsidiaries, the Participation Facilities (as defined in SECTION 8.1), and, to the knowledge of Target, the Loan Properties (as defined in SECTION 8.1) are, and have been, in substantial compliance with, and are not liable under, all Environmental Laws (as defined in SECTION 8.1);

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Target, threatened, before any court, governmental agency or board or other forum against Target or any of its Subsidiaries or any Participation Facility (1) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material (as defined in SECTION 8.1), whether or not occurring at or on a site owned, leased or operated by Target or any of its Subsidiaries or any Participation Facility;

                  (iii) To the knowledge of Target, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Target or any of its Subsidiaries in respect of such Loan Property) (1) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property;

                  (iv) Neither Target nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (v) There are no underground storage tanks at any properties owned or operated by Target or any of its Subsidiaries or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by Target or any of its Subsidiaries or any Participation Facility; and

                  (vi) During the period of (1) Target's or its Subsidiary's ownership or operation of any of their respective current properties or (2) Target's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on or under such properties except in material compliance with Environmental Laws. To the knowledge of Target, prior to the period of (1) Target's or its Subsidiary's ownership or operation of any of their respective current properties or (2) Target's or its Subsidiary's participation in the management of any Participation Facility, there was no release of Hazardous Material in, on or under such properties except in material compliance with Environmental Laws.

            (s)   Loan Portfolio; Allowance; Asset Quality.
                  ----------------------------------------

                  (i) With respect to each Loan (as defined in SECTION 8.1) owned by Target or its Subsidiaries in whole or in part:

                        (A) The note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms except where the failure thereof, individually or in the aggregate, would not have a Material Adverse Effect on Target and except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, and similar laws affecting creditors' rights and remedies generally and, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity;

                        (B) neither Target nor any of its Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file or as would not have a Material Adverse Effect on Target;

                        (C) Target or a Subsidiary of Target is the sole holder of legal and beneficial title to each Loan (or Target's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of Target or a Subsidiary of Target;

                        (D) the original note and the related security documents are included in the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                        (E) there is no pending or, to the knowledge of Target, threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of Target;

                        (F) to the knowledge of Target, there is no litigation or proceeding pending or, to the knowledge of Target, threatened relating to the property that serves as security for a Loan that would have a material adverse effect upon the related Loan; and

                        (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable against Target or its Subsidiaries in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (ii) The allowance for loan losses reflected in Target's audited balance sheet at December 31, 2000 was, and the allowance for loan losses shown on the balance sheets in Target's Reports for periods ending after December 31, 2000, in the opinion of management, was or will be adequate to provide for all known and reasonably estimable losses, net of any recoveries relating to such extensions of credit previously charged off, on the Loans, such allowance for loan losses complying in all material respects with all applicable loan loss reserve requirements established in accordance with GAAP.

                  (iii) Target's Disclosure Letter sets forth a true and complete listing, as of August 31, 2001, of:

                        (A) all Loans that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import listed by category, including the amounts thereof; and

                        (B) Loans (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on a non-accrual status, (3) where the interest rate terms have been reduced and/or the maturity dates have been extended by Target or a Subsidiary of Target due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (4) where a specific reserve allocation exists in connection therewith, listed by category, including the amounts thereof.

                  (iv) Neither Target nor any of its Subsidiaries is a party to any Loan that is in violation, in any material respect, of any law, regulation or rule of any Governmental Entity. Any asset of Target or any of its Subsidiaries that is classified as "Real Estate Owned" or words of similar import that is included in any non-performing assets of Target or any of its Subsidiaries is listed in Target's Disclosure Letter and is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean within the past 12 months.

            (t)   Deposits.  The aggregate value of "brokered" deposits of
                  --------
Target and its Subsidiaries does not exceed $10,000,000.

            (u) Anti-takeover Provisions Inapplicable. Target and its
                -------------------------------------
Subsidiaries have taken all actions required to exempt Acquiror, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            (v) Material Interests of Certain Persons. No officer or director of
                -------------------------------------
Target has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Target or Target Bank.

            (w) Insurance. In the opinion of management, Target and its
                ---------
Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Target and its Subsidiaries are in full force and effect, Target and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

            (x)   Investment Securities; Derivatives.
                  ----------------------------------

                  (i) Except for restrictions that exist for securities that are classified as "held to maturity," none of the investment securities held by Target or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Neither Target nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

            (y) Indemnification. Except as provided in the articles of
                ---------------
organization or bylaws of Target and the similar organizational documents of its Subsidiaries, neither Target nor any Subsidiary is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of Target and, to the knowledge of Target, there are no claims for which any such person would be entitled to indemnification under the certificate of incorporation or bylaws of Target or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

            (z) Books and Records. The books and records of Target and its
                -----------------
Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

            (aa) Corporate Documents. Target has previously furnished or made
                 -------------------
available to Acquiror a complete and correct copy of the articles of organization, bylaws and similar organizational documents of Target and each of Target's Subsidiaries, as in effect as of the date of this Agreement. Neither Target nor any of Target's Subsidiaries is in violation of its articles of organization, bylaws or similar organizational documents. The minute books of Target and each of Target's Subsidiaries constitute accurate records in all material respects of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

            (bb) Registration Statement. The information regarding Target and
                 ----------------------
its Subsidiaries to be supplied by Target for inclusion in the Registration Statement (as defined in SECTION 4.9) will not, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (cc) Community Reinvestment Act Compliance. Target Bank is in
                 -------------------------------------
material compliance with the applicable provisions of the CRA (as defined in SECTION 8.1) and the regulations promulgated thereunder, and Target Bank currently has a CRA rating of satisfactory or better. To the knowledge of Target, there is no fact or circumstance or set of facts or circumstances that would cause Target Bank to fail to comply with such provisions or cause the CRA rating of Target Bank to fall below satisfactory.

            (dd) Undisclosed Liabilities. As of the date hereof, Target and its
                 -----------------------
Subsidiaries have not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated financial statements of Target as of June 30, 2001, ("UNDISCLOSED LIABILITIES") except for (i) liabilities incurred since June 30, 2001 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Target and, (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement. In addition, as of the date hereof, there are no Undisclosed Liabilities that exceed $100,000.

            (ee) Tax Treatment of the Merger. Target has no knowledge of any
                 ---------------------------
fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the IRC.

            Section 2.3. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror
                         ------------------------------------------
represents and warrants to Target that, except as set forth in Acquiror's Disclosure Letter:

            (a)   Organization.
                  ------------

                  (i) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company.

                  (ii) Acquiror has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Acquiror is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Acquiror.

            (b)   Subsidiaries.
                  ------------

                  (i) Acquiror's Disclosure Letter sets forth (A) the name, percentage ownership and number of shares of stock owned or controlled by Acquiror of each Subsidiary; and (B) the jurisdiction of incorporation and ownership of each Subsidiary. All such Subsidiaries were properly established pursuant to, and are in compliance with, the regulations and procedures of the OTS, the FDIC and/or the Massachusetts Commissioner of Banks.

                  (ii) Acquiror owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any claims, liens, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares. The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. Each of Acquiror's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Acquiror.

                  (iii) None of Acquiror's Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding (A) any options, warrants or other rights with respect to the capital stock of any Subsidiary, (B) any securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary or (C) any other commitments of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                  (iv) No Subsidiary of Acquiror other than Acquiror Bank is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder.

            (c)   Capital Structure.
                  -----------------

                  (i)   The authorized capital stock of Acquiror consists of:

                        (A)   25,000,000 shares of Acquiror Common Stock; and

                        (B) 1,000,000 of preferred stock, par value $0.01 per share.

                  (ii)  As of the date of this Agreement:

                        (A) 6,220,249 shares of Acquiror Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable;

                        (B) no shares of Acquiror preferred stock are issued and outstanding;

                        (C) no shares of Acquiror preferred stock are held in Acquiror's treasury;

                        (D) 1,632,590 shares of Acquiror Common Stock are reserved for issuance pursuant to outstanding grants or awards under Acquiror's stock option plans;

                        (E) 2,486,903 shares of Acquiror Common Stock are held by Acquiror in its treasury or by its Subsidiaries.

                  (iii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Acquiror may vote are issued or outstanding.

                  (iv) Except as set forth in this SECTION 2.3(C), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of Acquiror are issued, reserved for issuance or outstanding and (B) neither Acquiror nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Acquiror or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Acquiror or obligating Acquiror or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Acquiror or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Acquiror or any of its Subsidiaries.

                  (v) The shares of Acquiror Common Stock to be issued in exchange for shares of Target Common Stock upon consummation of the Merger in accordance with this Agreement or upon exercise of any Converted Options have been duly authorized and when issued in accordance with the terms of this Agreement or upon such exercise, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

            (d) Authority. Acquiror has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of Acquiror's Board of Directors, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Acquiror Common Stock. This Agreement has been duly and validly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            (e)   Fairness Opinion.  Acquiror has received the opinion of Keefe
                  ----------------
Bruyette & Woods, Inc. to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Acquiror's stockholders.

            (f)   No Violations; Consents.
                  -----------------------

                  (i) The execution, delivery and performance of this Agreement by Acquiror does not, and the consummation of the transactions contemplated by this Agreement will not, (A) assuming that the consents and approvals referred to in SECTION 2.3(F)(II) are obtained and the applicable waiting periods have expired and the approval of Acquiror's stockholders is obtained, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Acquiror or any of its Subsidiaries (or any of their respective properties) is subject, (B) violate the certificate of incorporation or bylaws of Acquiror or the similar organizational documents of any of its Subsidiaries or (C) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Acquiror or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Acquiror or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject, except, in the case of (C), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror.

                  (ii) Except for (A) the filing of an application with the OTS under the Bank Merger Act and the HOLA and approval of such application, (B) the filing of articles of merger or consolidation with the Secretary of State of Massachusetts pursuant to the MGCL, and the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL (C) the registration under the Securities Act of the shares of Acquiror Common Stock to be issued in exchange for shares of Target Common Stock, (D) the registration or qualification of the shares of Acquiror Common Stock to be issued in exchange for shares of Target Common Stock under state securities or "blue sky" laws, (E) the listing of the shares of Acquiror Common Stock to be issued in exchange for shares of Target Common Stock on the American Stock Exchange, subject to official notice of issuance and (F) such filings, authorizations or approvals as may be set forth in Acquiror's Disclosure Letter, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Acquiror of this Agreement or the consummation by Acquiror of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger. As of the date hereof, Acquiror knows of no reason pertaining to Acquiror why any of the approvals referred to in this SECTION 2.3(F)(II) should not be obtained without the imposition of any material condition or restriction described in
SECTION 5.1(B).

            (g)   Reports and Financial Statements.
                  --------------------------------

                  (i) Acquiror and each of its Subsidiaries have timely filed all reports, registration statements, prospectuses, forms and other documents, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1997 with (A) the FDIC, (B) the OTS,
(C) the AMEX (as defined in SECTION 8.1), or (D) the SEC (including any filings on Form 8-K) (collectively, "ACQUIROR'S REPORTS") and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of Acquiror's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (except to the extent revised or superseded by a later-filed Acquiror Report). All of Acquiror's Reports, as amended, filed with the SEC complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder.

                  (ii) Each of the financial statements (including, in each case, any notes thereto) of Acquiror included in Acquiror's Reports filed with the SEC complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in Acquiror's Reports were prepared from the books and records of Acquiror and its Subsidiaries, fairly present the consolidated financial position of Acquiror and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of Acquiror and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes to the extent permitted under applicable regulations.

            (h) Absence of Certain Changes or Events. Except as disclosed in
                ------------------------------------
Acquiror's Reports filed with the SEC prior to the date of this Agreement, since June 30, 2001, (i) Acquiror and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, (ii) Acquiror and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, and (iii) there has not been any event or occurrence that has had a Material Adverse Effect on Acquiror.

            (i) Absence of Claims. There are no suits, actions or proceedings
                -----------------
pending or, to the knowledge of Acquiror, threatened against or affecting Acquiror or any of its Subsidiaries or any property or asset of Acquiror or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiror, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Acquiror which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiror.

            (j) Absence of Regulatory Actions. Since December 31, 1997, neither
                -----------------------------
Acquiror nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, in any case which is currently in effect, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            (k) Taxes. All federal, state, local and foreign tax returns
                -----
required to be filed by or on behalf of Acquiror or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Acquiror or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Acquiror's balance sheet (in accordance with GAAP). As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Acquiror or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where Acquiror or any of its Subsidiaries do not file tax returns that Acquiror or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Acquiror or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Acquiror's balance sheet (in accordance with GAAP). Acquiror and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Acquiror and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Acquiror and each of its Subsidiaries has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

            (l)   Agreements.
                  ----------

                  (i) Except for this Agreement and the Stock Option Agreement, Acquiror and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with or incorporated by reference in Acquiror's Reports.

                  (ii) Neither Acquiror nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of Acquiror, no other party to any such agreement (excluding any loan or extension of credit made by Acquiror or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror.

                  (iii) Acquiror and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its businesses, and neither Acquiror nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the rights of others. Each of Acquiror and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing, except for failures to perform or defaults that would not individually or in the aggregate, have a Material Adverse Effect on Acquiror.

            (m)   Labor Matters.  Acquiror and its Subsidiaries are in material
                  -------------
compliance with all applicable laws respecting employment, retention of independent contractors and employment practices, terms and conditions of employment and wages and hours. Neither

Acquiror nor any of its Subsidiaries is or has, in the past five years, been a party to, or is or has, in the past five years, been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Acquiror or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor, to the knowledge of Acquiror, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving Acquiror or any of its Subsidiaries pending or nor, to the knowledge of Acquiror, threatened.

            (n) Title to Assets. Acquiror and each of its Subsidiaries has good
                ---------------
and insurable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, trade name or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer whether real or personal, tangible or intangible, in each case free and clear of any liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, and
(iii) such easements, restrictions, covenants and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. Each material lease pursuant to which Acquiror or any of its Subsidiaries is lessee or lessor is valid and in full force and effect and neither Acquiror nor any of its Subsidiaries, nor, to Acquiror's knowledge, any other party to any such lease is in default or in violation of any material provisions of any such lease. All material tangible properties of Acquiror and each of its Subsidiaries are in a good state of maintenance and repair (normal wear and tear excepted), and conform with all applicable ordinances, regulations and zoning laws. To the knowledge of Acquiror, none of the buildings, structures or other improvements located on its real property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

            (o) Compliance with Laws. Acquiror and each of its Subsidiaries has
                --------------------
all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of Acquiror, no suspension or cancellation of any of them is threatened. Neither Acquiror nor any of its Subsidiaries is in violation of, and Acquiror and its Subsidiaries have not been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiror.

            (p)   Environmental Matters.  With respect to Acquiror and its
                  ---------------------
Subsidiaries:

                  (i) Each of Acquiror and its Subsidiaries, the Participation Facilities and, to the knowledge of Acquiror, the Loan Properties and have been, in substantial compliance with, and are not liable under, all Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Acquiror, threatened, before any court, governmental agency or board or other forum against Acquiror or any of its Subsidiaries or any Participation Facility (1) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Acquiror or any of its Subsidiaries or any Participation Facility;

                  (iii) To the knowledge of Acquiror, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Acquiror or any of its Subsidiaries in respect of such Loan Property) (1) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property;

                  (iv) Neither Acquiror nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (v) There are no underground storage tanks at any properties owned or operated by Acquiror or any of its Subsidiaries or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by Acquiror or any of its Subsidiaries or any Participation Facility; and

                  (vi) During the period of (1) Acquiror's or its Subsidiary's ownership or operation of any of their respective current properties or (2) Acquiror's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on or, under such properties except in material compliance with Environmental Laws. To the knowledge of Acquiror, prior to the period of (1) Acquiror's or its Subsidiary's ownership or operation of any of their respective current properties or (2) Acquiror's or its Subsidiary's participation in the management of any Participation Facility, there was or release of Hazardous Material in, on or, under or such properties except in material compliance with Environmental Laws.

                  (q) Insurance. In the opinion of management, Acquiror and its
                      ---------
Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Acquiror and its Subsidiaries are in full force and effect, Acquiror and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

                  (r) Books and Records. The books and records of Acquiror and
                      -----------------
its Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

                  (s) Corporate Documents. Acquiror has previously furnished or
                      -------------------
made available to Target a complete and correct copy of the certificate of incorporation, bylaws and similar organizational documents of Acquiror and each of Acquiror's Subsidiaries as in effect as of the date of this Agreement. Neither Acquiror nor any of Acquiror's Subsidiaries is in violation of its certificate of incorporation, bylaws or similar organizational documents. The minute books of Acquiror and each of Acquiror's Subsidiaries accurate records in all material respects of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

                  (t) Registration Statement. The information regarding Acquiror
                      ----------------------
and its Subsidiaries to be supplied by Acquiror for inclusion in the Registration Statement will not, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (u) Community Reinvestment Act Compliance. Acquiror Bank is in
                      -------------------------------------
material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and Acquiror Bank currently has a CRA rating of satisfactory or better. To the knowledge of Acquiror, there is no fact or circumstance or set of facts or circumstances that would cause Acquiror Bank to fail to comply with such provisions or cause the CRA rating of Acquiror Bank to fall below satisfactory.

                  (v) Undisclosed Liabilities. As of the date hereof, Acquiror
                      -----------------------
and its Subsidiaries have not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated financial statements of Acquiror as of June 30, 2001, except for (i) liabilities incurred since June 30, 2001 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Acquiror and, (ii) liabilities incurred for legal, accounting, financial advising fees and out-of- pocket expenses in connection with the transactions contemplated by this Agreement.

                  (w) Tax Treatment of the Merger. Acquiror has no knowledge of
                      ---------------------------
any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the IRC.

                  (x) Availability of Funds. Acquiror has and will have
                      ---------------------
available to it at the Effective Time, sources of capital sufficient to pay the aggregate Cash Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

                  (y)   Employee Benefit Plans.
                        ----------------------

                        (i) All pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Acquiror or any of its Subsidiaries are hereinafter referred to collectively as the "ACQUIROR EMPLOYEE PLANS." Acquiror has previously delivered or made available to Target true and complete copies of each Acquiror Employee Plan. There has been no announcement or commitment by Acquiror or any of its Subsidiaries to amend any Acquiror Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Acquiror Employee Plan.

                        (ii) There is no pending or, to Acquiror's knowledge, threatened litigation, administrative action or proceeding relating to any Acquiror Employee Plan. All of the Acquiror Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the Acquiror Employee Plans which is likely to result in the imposition of any penalties or taxes upon Acquiror or any of its Subsidiaries under Section 502(i) of ERISA or
Section 4975 of the IRC in an amount which would be material.

                        (iii) No liability to the Pension Benefit Guarantee Corporation has been or is expected by Target or any of its Subsidiaries to be incurred with respect to any Acquiror Employee Plan which is subject to Title IV of ERISA ("ACQUIROR PENSION PLAN") other than payment of premiums in the ordinary course of business consistent with past practice, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Acquiror or any ERISA Affiliate. No Acquiror Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Acquiror Pension Plan exceeds the present value of the benefit obligation (as presented in Acquiror's most recent audited financial statements) under such Acquiror Pension Plan as of the end of the most recent plan year with respect to the respective Acquiror Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in Acquiror's audited financial statements; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Acquiror Pension Plan within the 12-month period ending on the date hereof. Neither Acquiror nor any of its Subsidiaries has provided, or is required to provide, security to any Acquiror Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither Acquiror, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                        (iv) Each Acquiror Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (or any such plan that existed within the last three years (an "ACQUIROR QUALIFIED PLAN")) has received a favorable determination letter from the IRS, and Acquiror and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each Acquiror Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all respects and any assets of any such Acquiror Qualified Plan that, as of the end of the plan year, are not allocated to participants' individual accounts are pledged as securities for, and may be applied to satisfy, any securities acquisition indebtedness.

                  (z)   Loan Portfolio; Allowance; Asset Quality.
                        ----------------------------------------

                        (i) With respect to each Loan owned by Acquiror or its Subsidiaries in whole or in part:

                              (A) The note and the related security documents
are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms except where the failure thereof, individually or in the aggregate, would not have a Material Adverse Effect on Acquiror and except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, and similar laws affecting creditors' rights and remedies generally and, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity;

                              (B) neither Acquiror nor any of its Subsidiaries,
nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file or as would not have a Material Adverse Effect on Acquiror;

                              (C) Acquiror or a Subsidiary of Acquiror is the
sole holder of legal and beneficial title to each Loan (or Acquiror's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of Acquiror or a Subsidiary of Acquiror;

                              (D) the original note and the related security
documents are included in the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                              (E) there is no pending or, to the knowledge of
Acquiror, threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of Acquiror;

                              (F) to the knowledge of Acquiror, there is no
litigation or proceeding pending or, to the knowledge of Acquiror, threatened relating to the property that serves as security for a Loan that would have a material adverse effect upon the related Loan; and

                              (G) with respect to a Loan held in the form of a
participation, the participation documentation is legal, valid, binding and enforceable against Acquiror or its Subsidiaries in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                        (ii) The allowance for loan losses reflected in Acquiror's audited balance sheet at December 31, 2000 was, and the allowance for loan losses shown on the balance sheets in Acquiror's Reports for periods ending after December 31, 2000, in the opinion of management, was or will be adequate to provide for all known and reasonably estimable losses, net of any recoveries relating to such extensions of credit previously charged off, on the Loans, such allowance for loan losses complying in all material respects with all applicable loan loss reserve requirements established in accordance with GAAP.

                        (iii) Neither Acquiror nor any of its Subsidiaries is a party to any Loan that is in violation in any material respect of any law, regulation or rule of any Governmental Entity. Any asset of Acquiror or any of its Subsidiaries that is classified as "Real Estate Owned" or words of similar import is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean within the past 12 months.

            (aa) Material Interests of Certain Persons. No officer or director of Acquiror, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Acquiror or Acquiror Bank.

                                   ARTICLE III
                           CONDUCT PENDING THE MERGER
                           --------------------------

            Section 3.1. CONDUCT OF TARGET'S BUSINESS PRIOR TO THE EFFECTIVE
                         ---------------------------------------------------
TIME. Except as expressly contemplated or permitted by this Agreement, during
----
the period from the date of this Agreement to the Effective Time, Target shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice, and (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees.

            Section 3.2.  FORBEARANCE BY TARGET. Without limiting the covenants
                          ---------------------
set forth in SECTION 3.1 hereof, except as expressly contemplated or permitted by this Agreement (and Acquiror acknowledges that any action taken by Target or any of its Subsidiaries prior to the Effective Time which is contemplated or permitted by this Agreement shall not be deemed a breach of any representation, warranty, agreement or covenant herein) or as set forth in Target's Disclosure Letter during the period from the date of this Agreement to the Effective Time, Target shall not, nor shall Target permit any of its Subsidiaries to, without the prior written consent of Acquiror which consent shall not be unreasonably withheld:

                  (a) (i) incur, modify, extend or renegotiate any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than the creation of deposit liabilities, borrowings from the Federal Home Loan Bank that mature within one year, sales of certificates of deposit that mature within two years and entering into repurchase agreements; PROVIDED, HOWEVER, that in no event shall such indebtedness or other similar arrangements with an individual, corporation or other entity exceed an aggregate of $5,000,000;

                        (ii) prepay any such indebtedness or other similar arrangements so as to cause Target to incur any prepayment penalty thereunder;

                        (b) (i) adjust, split, combine or reclassify any capital stock;

                        (ii) make, declare or pay any dividend, or make any other distribution on its capital stock (provided that, Target Bank shall be authorized to pay dividends to Target subject to any applicable regulatory approval);

                        (iii) grant any stock appreciation rights or any limited rights under the Target Employee Plans or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

                        (iv) issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock except pursuant to the exercise of stock options outstanding as of the date hereof;

                  (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

                  (d) except pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary;

                  (e) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000 per annum and other than contracts or agreements covered by SECTION 3.2(F);

                  (f) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed an aggregate of $1,000,000 with respect to any individual borrower, or (ii) loans or advances as to which Target has a binding obligation to make such loan or advances as of the date hereof;

                  (g) except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Target or Target Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

                  (h) (i) increase in any manner the compensation or fringe benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, or pay any bonus, pension, retirement allowance or contribution not required by any existing plan or agreement to any such employees or directors;

                        (ii) become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director;

                        (iii) voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation; or

                        (iv) elect to any senior executive office any person who is not a member of the senior executive officer team of Target as of the date of this Agreement or elect to the Board of Directors of Target any person who is not a member of the Board of Directors of Target as of the date of this Agreement, or hire any employee with annual compensation in excess of $50,000;

                  (i) settle any claim, action or proceeding involving payment by it of money damages in excess of $25,000 or impose any material restriction on its operations or the operations of any of its Subsidiaries;

                  (j) amend its articles of organization or bylaws, or similar governing documents;

                  (k) other than sales of trust preferred securities and other investment securities in accordance with arrangements or understandings with the FDIC and the Massachusetts Commissioner of Banks, restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

                  (l) make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than one year;

                  (m) make any capital expenditures in excess of $25,000 individually and $100,000 in the aggregate other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

                  (n) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

                  (o) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article V not being satisfied or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law;

                  (p) engage in any transaction that is not in the usual and ordinary course of business and consistent with past practices;

                  (q) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

                  (r) knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

                  (s) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this SECTION 3.2.


                  Any request by Target or response thereto by Acquiror shall be made in accordance with the notice provisions of SECTION 8.7 and shall note that it is a request pursuant to this SECTION 3.2.

                  Section 3.3. CONDUCT OF ACQUIROR'S BUSINESS PRIOR TO THE
                               -------------------------------------------
EFFECTIVE TIME. Except as expressly contemplated or permitted by this Agreement,
--------------
during the period from the date of this Agreement to the Effective Time, Acquiror shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice, and (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees.

                  Section 3.4. FORBEARANCE BY ACQUIROR. Without limiting the
                               -----------------------
covenants set forth in SECTION 3.3 hereof, except as expressly contemplated or permitted by this Agreement (and Target acknowledges that any action taken by Acquiror or any of its Subsidiaries prior to the Effective Time which is contemplated or permitted by this Agreement shall not be deemed a breach of any representation, warranty, agreement or covenant herein), and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, Acquiror shall not, nor shall Acquiror permit any of its Subsidiaries to, without the prior written consent of Target, which consent shall not be unreasonably withheld:

                  (a) take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article V not being satisfied or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law;

                  (b) knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

                  (c) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this SECTION 3.4.

      Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit Acquiror from entering into an agreement with respect to the acquisition of a third party, whether by way of a merger, consolidation or any similar transaction or by purchase, lease or other acquisition of all or substantially all of the assets of such third party, if such action would not reasonably be expected to delay or make the consummation of the Merger less likely.

                                   ARTICLE IV
                                    COVENANTS
                                    ---------

            Section 4.1. ACQUISITION PROPOSALS. Target agrees that neither it
                         ---------------------
nor any of its Subsidiaries, nor any of the respective officers and directors of Target or any of its Subsidiaries, shall, and Target shall not authorize or permit any of its employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, (a) initiate, solicit or encourage any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to Target's stockholders) with respect to an Acquisition Proposal (as defined in SECTION 8.1) or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Target or its Board of Directors from (i) complying with Rule 14e-2 or
Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal, (ii) making any required disclosure to Target's stockholders, or (iii) (A) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal (an "UNSOLICITED ACQUISITION PROPOSAL") if the Board of Directors receives from the person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the confidentiality agreement between Acquiror and Target, dated as of July 25, 2001; or (B) engaging in any negotiations or discussions with any person who has made an Unsolicited Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (A) or (B) above, (x) the Board of Directors of Target, after consultation with and receipt of advice from outside legal counsel, in good faith deems such action to be necessary for the proper discharge of its duties to Target's stockholders under applicable law and (y) the Board of Directors of Target, after consultation with its financial advisor, determines in good faith that the transaction presented by such Unsolicited Acquisition Proposal, taking into account all legal, financial and regulatory aspects of the proposal, the person making the proposal and the prospects and interests of Target and its stockholders, is a more favorable transaction than the transaction contemplated by this Agreement (a "SUPERIOR PROPOSAL"). Target will notify Acquiror immediately in reasonable detail orally (within one business day) and in writing (within three business days) if any such Unsolicited Acquisition Proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Target after the date hereof, the identity of the person making such inquiry, proposal or offer and the substance thereof and will keep Acquiror informed of any material developments with respect thereto promptly after the occurrence thereof. Subject to the foregoing, Target will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Target will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this SECTION 4.1. Target will promptly request each person (other than Acquiror) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with Target or any of its Subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of Target or any of its Subsidiaries. Nothing in this SECTION 4.1 shall (x) permit Target to terminate this Agreement (except as specifically provided in Article VI hereof) or (y) affect any other obligation of Target under this Agreement.

            Section 4.2. CERTAIN POLICIES AND ACTIONS OF TARGET. At the request
                         --------------------------------------
of Acquiror, Target shall cause Target Bank to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices so as to be consistent with those of Acquiror Bank; PROVIDED, HOWEVER, that Target shall not be required to take such action prior to the date on which all regulatory and stockholder approvals required to consummate the transactions contemplated hereby are received, and until after receipt of written confirmation from Acquiror that it is not aware of any fact or circumstance that would prevent completion of the Merger, and PROVIDED, FURTHER, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations. Target's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this SECTION 4.2.

            Section 4.3. ACCESS AND INFORMATION.
                         ----------------------

            (a) Upon reasonable notice, Target shall (and shall cause its Subsidiaries to) afford Acquiror and its representatives (including, without limitation, directors, officers and employees of Acquiror and its affiliates and counsel, accountants and other professionals retained by Acquiror) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to Target and Target Bank as Acquiror may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this SECTION 4.3 shall affect or be deemed to modify any representation or warranty made by Target in this Agreement. In furtherance, and not in limitation of the foregoing, Target shall make available to Acquiror all information necessary and appropriate for the preparation and filing of all real property and real estate transfer tax returns and reports required by reason of the Merger or the Bank Merger.

            (b) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (and 90 days in the case of the fourth fiscal quarter), Target shall deliver to Acquiror its Quarterly and Annual Reports, as filed with the SEC under the Exchange Act. Target shall deliver to Acquiror any Current Reports on Form 8-K promptly after filing such reports with the SEC and shall provide Acquiror with a copy of any press release promptly after such release is made available to the public.

            (c) Acquiror will not, and will cause its representatives not to, use any information obtained pursuant to this SECTION 4.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, Acquiror will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this SECTION 4.3 unless such information (i) was already known to Acquiror or an affiliate of Acquiror, other than pursuant to a confidentiality agreement or other confidential relationship,
(ii) becomes available to Acquiror or an affiliate of Acquiror from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of Target or (iv) is or becomes readily ascertainable from published information or trade sources.

            (d) During the period of time beginning on the date of this Agreement and continuing to the Effective Time, Target shall permit one representative of Acquiror (in Acquiror's sole discretion) to attend any and all meetings of the Investment Committee of Target Bank's Board of Directors. Target shall furnish such person with advance notice of such meetings as if such person were a member of the Investment Committee of Target Bank's Board of Directors.

            (e) From and after the date hereof, Acquiror and Target shall meet on a regular basis to discuss and plan for the conversion of Target's and its Subsidiaries' data processing and related electronic informational systems to those used by Acquiror and its Subsidiaries with the goal of conducting such conversion simultaneously with the consummation of the Bank Merger.

            Section 4.4. APPLICATIONS; CONSENTS.
                         ----------------------

            (a) As soon as practicable after the date hereof, Acquiror shall use its reasonable best efforts to prepare and file all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. Target shall furnish Acquiror with all information concerning Target's and its Subsidiaries' directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of Acquiror to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger.

            (b) As soon as practicable after the date hereof, each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to obtain any consent, authorization or approval of any third party which, if not obtained, would result in the condition set forth in SECTION 5.1(E) not being satisfied.

            Section 4.5. ANTITAKEOVER PROVISIONS. Target and its Subsidiaries
                         -----------------------
shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Acquiror, Acquiror Bank, the Agreement, the Plan of Bank Merger and the Merger from any provisions of an antitakeover nature in Target's or its Subsidiaries' articles of organization and bylaws, or similar organizational documents, and the provisions of any federal or state antitakeover laws.

            Section 4.6. ADDITIONAL AGREEMENTS. Subject to the terms and
                         ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

            Section 4.7. PUBLICITY. The initial press release announcing this
                         ---------
Agreement shall be a joint press release and thereafter Target and Acquiror shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or national market system with respect thereto; PROVIDED, HOWEVER, that nothing in this SECTION 4.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party's disclosure obligations imposed by law or the rules of a national securities exchange or national market system.

            Section 4.8. STOCKHOLDER MEETING. Acquiror and Target each shall
                         -------------------
take all action necessary, in accordance with applicable law and its charter and bylaws, to convene a meeting of its stockholders (each a "STOCKHOLDER MEETING") as promptly as practicable for the purpose of considering and voting on approval and adoption of the transactions provided for in this Agreement. Except to the extent legally required for the discharge by the Board of Directors of Target of its duties to stockholders after receiving the advice of outside legal counsel, the Board of Directors of each of Acquiror and Target shall (i) recommend at its Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement and (ii) Acquiror and Target shall use their reasonable best efforts to solicit such approvals. Acquiror and Target shall coordinate and cooperate with respect to the timing of the Stockholder Meetings so that, if practicable, the Stockholder Meetings shall be held on the same date and at the same time.

            Section 4.9. REGISTRATION OF ACQUIROR COMMON STOCK.
                         -------------------------------------

            (a) Acquiror and Target shall cooperate in preparing and each shall cause to be filed with the SEC, as promptly as reasonably practicable following the date hereof, mutually acceptable proxy materials which shall constitute the Joint Proxy Statement-Prospectus relating to the matters to be submitted to the Acquiror stockholders at the Acquiror Stockholders Meeting and the matters to be submitted to the Target stockholders at the Target Stockholders Meeting (such proxy statement/prospectus, and any amendments or supplements thereto, the "JOINT PROXY STATEMENT-PROSPECTUS") and Acquiror shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of Acquiror Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "REGISTRATION STATEMENT"). The Joint Proxy Statement-Prospectus will be included as a prospectus in and will constitute a part of the Registration Statement as Acquiror's prospectus. Each of Acquiror and Target shall use its reasonable best efforts to have the Joint Proxy Statement-Prospectus cleared by the SEC and the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Acquiror and Target shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, received from the SEC with respect to the Joint Proxy Statement-Prospectus or Registration Statement. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement-Prospectus and the Registration Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement-Prospectus or the Registration Statement shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or Joint Proxy Statement-Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. Acquiror will use reasonable best efforts to cause the Joint Proxy Statement-Prospectus to be mailed to Acquiror's stockholders, and Target will use reasonable best efforts to cause the Joint Proxy Statement-Prospectus to be mailed to Target's stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement-Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to Acquiror or Target, or any of their respective affiliates, officers or directors, should be discovered by Acquiror or Target which should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement-Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Acquiror and Target.

            (b) Acquiror shall also take any action required to be taken under any applicable state securities laws in connection with the Merger and each of Target and Acquiror shall furnish all information concerning it and the holders of Target Common Stock as may be reasonably requested in connection with any such action.

            (c) Acquiror shall use its reasonable best efforts to cause the shares of Acquiror Common Stock to be issued in the Merger and upon the exercise of Converted Options to be approved for listing on the AMEX, subject to official notice of issuance, prior to the Closing Date.

            Section 4.10 AFFILIATE LETTERS. Target shall use its reasonable best
                         -----------------
efforts to cause each director, executive officer and other person, if any, who is an "affiliate" of Target under Rule 145 of the Securities Act to deliver to Acquiror as soon as practicable and prior to the mailing of the Joint Proxy Statement-Prospectus executed letter agreements, each substantially in the form attached hereto as Exhibit D, providing that such person will comply with Rule 145.

            Section 4.11 NOTIFICATION OF CERTAIN MATTERS. Each party shall give
                         -------------------------------
prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. Each of Target and Acquiror shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

            Section 4.12 EMPLOYEES, DIRECTORS AND OFFICERS.
                         ---------------------------------

            (a) All persons who are employees of Target or a Subsidiary of Target immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "CONTINUING EMPLOYEE") shall, at the Effective Time, become employees of Acquiror or a Subsidiary of Acquiror, as appropriate; PROVIDED, HOWEVER, that in no event shall any of Target's employees be officers of Acquiror or a Subsidiary of Acquiror, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of Acquiror or a Subsidiary of Acquiror, as appropriate. Except for Continuing Employees who have employment agreements with Target or a Subsidiary of Target, all of the Continuing Employees shall be employed at the will of Acquiror or a Subsidiary of Acquiror and no contractual right to employment shall inure to such employees because of this Agreement.

            (b) Each Continuing Employee of Target Bank ("TARGET BANK CONTINUING EMPLOYEE") shall be eligible to participate in the Acquiror Pension Plan and the Acquiror 401(k) Plan with credit for prior service with Target Bank for purposes of eligibility and vesting, but not for purposes of benefit accrual under the acquiror Pension Plan and Acquiror shall evaluate the eligibility of all other Continuing Employees for purposes of providing benefits comparable to those available to Target Bank Continuing Employees. Each Target Bank Continuing Employee shall be treated as a new employee of Acquiror for purposes of the Acquiror Employee Stock Ownership Plan following the Effective Date and Acquiror shall evaluate the eligibility of all other Continuing Employees for purposes of the Acquiror Employee Stock Ownership Plan. As of the Effective Time, Acquiror shall make available employer-provided health and other employee welfare benefit plans to each Continuing Employee on the same basis as it provides such coverage to Acquiror employees except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar Target plan on the Effective Date of the Merger. Acquiror shall cause its health and dental plans to provide full credit under such plans for any deductibles, co-payments and out-of-pocket expenses incurred by the Continuing Employees and their covered dependents during the portion of the calendar year prior to their participation in such plans of Acquiror.

            (c) Target shall take such action as may be necessary under the plan and applicable law to freeze benefit accruals under the Target Pension Plan as of a date not later than the Effective Date. Following the Effective Date, Acquiror may, in its sole discretion, cause the

Target Pension Plan to be terminated, merged into the Acquiror Pension Plan, or Acquiror may maintain the frozen plan as a separate plan. Target shall also take such action to terminate the Target 401(k) Plan not later than immediately prior to the Effective Date. Subject to receipt of a favorable determination letter from the IRS regarding the termination of the Target 401(k) Plan, distributions shall be made to participants as provided in the Target 401(k) Plan.

            (d) The foregoing subparagraph (b) notwithstanding, Acquiror agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the Target Employee Plans and all vested benefits or other vested amounts earned or accrued through such time under contracts, arrangements commitments or understandings described in Target's Disclosure Letter, including benefits and amounts which vest or are otherwise accrued as a result of the consummation of the transactions contemplated by this Agreement, in each case to the extent permitted by Government Regulators; provided, that Acquiror shall cooperate with Target in seeking any consents or approvals that may be necessary in connection with the payment of such benefits and amounts.

            (e) Prior to the Effective Date, Target will designate by notice to the Acquiror one director from Target's Board of Directors reasonably acceptable to Acquiror and Acquiror's Board of Directors shall nominate such person to be elected as a director for a three year term by the stockholders of Acquiror at its annual meeting to be held in 2002. The person appointed to Acquiror's Board of Directors shall be the same person appointed to Acquiror Bank's Board of Directors in accordance with SECTION 1.10 hereof.

            Section 4.13  INDEMNIFICATION.
                          ---------------

            (a) From and after the Effective Time through the sixth anniversary of the Effective Date, Acquiror agrees to indemnify and hold harmless each present and former director and officer of Target and its Subsidiaries and each officer or employee of Target and its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at Target's or Target Bank's request or direction (each, an "INDEMNIFIED PARTY"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that such Indemnified Party is or was a director, officer or employee of Target or one of its Subsidiaries or as a director or trustee of another entity expressly at Target's or Target Bank's request or direction, in each case to the fullest extent such Indemnified Party would have been indemnified as a director, officer or employee of Target or one of its Subsidiaries under applicable law or (ii) this Agreement, the Stock Option Agreement, or any of the transactions contemplated hereby or thereby and all actions taken or omitted to be taken by an Indemnified Party in connection herewith or therewith.

            (b) Any Indemnified Party wishing to claim indemnification under
SECTION 4.13(A), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Acquiror thereof, but the failure to so notify shall not relieve Acquiror of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice Acquiror. In the event of any such claim, action, suit, proceeding or investigation, (i) Acquiror shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and Acquiror shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Acquiror does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between Acquiror and the Indemnified Party (and counsel for Acquiror does not disagree), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and Acquiror shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; PROVIDED, HOWEVER, that Acquiror shall be obligated pursuant to this paragraph
(b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) Acquiror shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

            (c) Acquiror shall promptly pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this SECTION 4.13 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

            (d) Without limiting any of the obligations under paragraph (A) of this SECTION 4.13, Acquiror agrees that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the Indemnified Parties provided for in Target's Articles of Organization and bylaws, the similar governing documents of the Target Subsidiaries and any agreements as in effect as of the date hereof with respect to matters occurring prior to or at the Effective Time, including the Merger, shall survive the Merger and continue in full force and effect, without any amendment thereto, for a period of not less than six years after the Effective Time; PROVIDED, HOWEVER, that all rights to indemnification in respect of any Claim asserted or made prior to the end of such period shall continue until the final disposition of such Claim. Prior to the Effective Time, Target shall purchase an extended reporting period endorsement (the "POLICY EXTENSION") under the Target's existing directors' and officers' liability insurance coverage for the Target's directors and officers which shall provide such directors and officers with coverage for six years following the Effective Time (which policy shall provide substantially the same coverage and amounts shall contain terms and conditions which are no more favorable to the insured persons as the directors' and officers' liability insurance coverage presently maintained by Target) with respect to acts or omissions occurring prior to or at the Effective

Time which were committed by such officers and directors in their capacity as such; provided that with the consent of Target given in writing prior to the Effective Time, Acquiror may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous to such directors and officers of Target than the terms and conditions of such Policy Extension. Acquiror shall take any and all actions necessary or advisable to maintain such Policy Extension (or substitute) on the terms so purchased (or substituted) and shall not modify or amend the terms thereof in any manner. Notwithstanding the foregoing, nothing in this SECTION
4.13 shall permit Target to expend for each year of coverage purchased in excess of 125% of the per annum premium paid by Target, as of the date hereof, for Target's existing directors' and officers' liability insurance policy.

            (e) In the event Acquiror or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Acquiror assume the obligations set forth in this SECTION 4.13.

            (f) The provisions of this SECTION 4.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

            Section 4.14 SECTION 16 MATTERS. Prior to the Effective Time, Target
                         ------------------
and Acquiror shall take all such steps as may be required to cause any dispositions of Target Common Stock (including derivative securities with respect to Target Common Stock) or acquisitions of Acquiror Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Target to be exempt under Rule 16b-3 promulgated under the Exchange Act. Target agrees to promptly furnish Acquiror with all requisite information necessary for Acquiror to take the actions contemplated by this SECTION 4.14.

                                    ARTICLE V
                           CONDITIONS TO CONSUMMATION
                           --------------------------

            Section 5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS.  The respective
                         --------------------------------------
obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

            (a)   Stockholder Approval.  This Agreement shall have been approved
                  --------------------
by the requisite vote of Acquiror's and Target's stockholders in accordance with applicable laws and regulations.

            (b) Regulatory Approvals. All approvals, consents or waivers of any
                --------------------
Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; PROVIDED, HOWEVER, that none of such approvals, consents or waivers shall contain any condition or requirement that Acquiror raise a material amount of additional capital, restrict materially its operations or growth or dispose of securities to be acquired from Target in amounts materially in excess of the amounts required to be disposed of by Target under the regulatory agreements applicable to Target as of the date hereof and that would so adversely impact the economic or business benefits to Acquiror of the transactions contemplated hereby that, had such condition or requirement been known, Acquiror would not, in its reasonable judgment, have entered into this Agreement.

            (c) No Injunctions or Restraints; Illegality. No party hereto shall
                ----------------------------------------
be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or the Bank Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

            (d) Registration Statement; Blue Sky Laws. The Registration
                -------------------------------------
Statement shall have been declared effective by the SEC and shall be effective and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement, and Acquiror shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement.

            (e) Third Party Consents. Acquiror and Target shall have obtained
                --------------------
the consent or approval of each person (other than the governmental approvals or consents referred to in SECTION 5.1(B)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror (after giving effect to the consummation of the transactions contemplated hereby).

            (f) Tax Opinion. Acquiror and Target shall have received opinions of
                -----------
Muldoon Murphy & Faucette LLP and Goodwin Procter LLP, respectively, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to Target and Acquiror, as the case may be, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that accordingly:

                  (i) No gain or loss will be recognized by Acquiror or Target as a result of the Merger;

                  (ii) Except to the extent of any cash received as part of the Merger Consideration or in lieu of a fractional share interest in Acquiror Common Stock, no gain or loss will be recognized by the stockholders of Target who exchange their Target Common Stock for Acquiror Common Stock pursuant to the Merger;

                  (iii) The tax basis of Acquiror Common Stock received by stockholders who exchange their Target Common Stock for Acquiror Common Stock in the Merger will be the same as the tax basis of Target Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange; and

                  (iv) The holding period of Acquiror Common Stock received by each stockholder in the Merger will include the holding period of Target Common Stock exchanged therefor, provided that such stockholder held such Target Common Stock as a capital asset on the Effective Date.

         Such opinions may be based on, in addition to the review of such matters of fact and law as counsel considers appropriate, representations contained in certificates of officers of Acquiror, Target and others.

            (g) AMEX Listing. The shares of Acquiror Common Stock issuable as part of the Merger Consideration or upon the exercise of Converted Options shall have been approved for listing on the AMEX, subject to official notice of issuance.

            Section 5.2.  CONDITIONS TO THE OBLIGATIONS OF ACQUIROR. The
                          -----------------------------------------
obligations of Acquiror to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Acquiror:

            (a) Representations and Warranties; Performance of Obligations. (i)
                ----------------------------------------------------------
Each of the obligations of Target required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, (ii) each of the representations and warranties of Target contained in SECTIONS 2.2(A) (except as relates to qualification), (B) (except as relates to qualification), (C), (D),
(F)(I)(A) and (B), (U) and (EE) of this Agreement shall be true and correct (except for inaccuracies that are de minimis) as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time,
(iii) there shall not exist any inaccuracies in the representations and warranties of Target contained in this Agreement (including the representations and warranties set forth in the Sections designated above) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on Target, and (iv) Acquiror shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of Target.

            (b) Good Standing and Other Certificates. Acquiror shall have
                ------------------------------------
received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of Target and its Subsidiaries and such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 5.1 and 5.2 as Acquiror may reasonably require.

            (c)   Corporate Authorization.  All corporate action required to be
                  -----------------------
taken by, or on the part of, Target and Target Bank to authorize the execution, delivery and performance of this Agreement and the consummation by Target and Target Bank of the transactions contemplated thereby shall have been duly and validly taken by the Board of Directors and stockholders of Target or Target Bank, as the case may be, and Acquiror shall have received certified copies of the resolutions evidencing such authorization.

            (d) No Material Adverse Effect. At any time after the date of this
                --------------------------
Agreement there shall not have occurred any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Target.

            (e) Maintenance of Value of Certain Securities. There shall not have
                ------------------------------------------
been a reduction of greater than 7% in the aggregate fair market value of the trust preferred securities, subordinated debt securities, corporate debt securities and zero coupon debt instruments held by Target and its Subsidiaries as of August 31, 2001 ("SELECTED SECURITIES PORTFOLIO") as of a date within ten business days of the Effective Date. For purposes of determining the aggregate fair market value of the Selected Securities Portfolio under this SECTION 5.2(E), the proceeds of any sales of securities within the Selected Securities Portfolio shall be added to the market value of the securities remaining in the Selected Securities Portfolio as of the Effective Date.

            (f) Lease for Branch. Target shall have entered into a lease
                ----------------
agreement with respect to the Target Bank branch office located at 116 Torrey Street, Brockton, Massachusetts, which such lease shall be for a term of at least two years but not more than four years from the date of the execution of such lease, and which such lease shall be on terms and conditions substantially similar to the lease in effect on such property as of the date hereof.

            Section 5.3. CONDITIONS TO THE OBLIGATIONS OF TARGET. The
                         ---------------------------------------
obligations of Target to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Target:

            (a) Representations and Warranties; Performance of Obligations. (i)
                ----------------------------------------------------------
Each of the obligations of Acquiror required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, (ii) each of the representations and warranties of Acquiror contained in SECTIONS 2.3(A) (except as relates to qualification), (B) (except as relates to qualification), (C),
(D), (F)(I)(A) and (B), and (W) of this Agreement shall be true and correct (except for inaccuracies that are de minimis) as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time,
(iii) there shall not exist any inaccuracies in the representations and warranties of Acquiror contained in this Agreement (including the representations and warranties set forth in the Sections designated above) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on Acquiror, and (iv) Target shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of Acquiror.

            (b)   Deposit of Merger Consideration.  Acquiror shall have
                  -------------------------------
deposited with the Exchange Agent sufficient cash to pay the aggregate Cash Consideration.

            (c) Good Standing and Other Certificates. Target shall have received
                ------------------------------------
certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of Acquiror and its Subsidiaries and such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 5.1 and 5.3 as Target may reasonably require.

            (d) Corporate Authorization. All corporate action required to be
                -----------------------
taken by, or on the part of, Acquiror and Acquiror Bank to authorize the execution, delivery and performance of this Agreement and the consummation by Acquiror and Acquiror Bank of the transactions contemplated thereby shall have been duly and validly taken by the Board of Directors and stockholders of Acquiror or Acquiror Bank, as the case may be, and Target shall have received certified copies of the resolutions evidencing such authorization.

                                   ARTICLE VI
                                   TERMINATION
                                   -----------

            Section 6.1. TERMINATION. This Agreement may be terminated, and the
                         -----------
Merger abandoned, at any time prior to the Effective Time, either before or after any requisite stockholder approval:

            (a) by the mutual consent of Acquiror and Target in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

            (b) by either the Board of Directors of Acquiror or Target, in the event of the failure of either party's stockholders to approve this Agreement at its Stockholder Meeting called to consider such approval; PROVIDED, HOWEVER, that a party shall only be entitled to terminate this Agreement pursuant to this clause if it has complied in all material respects with its obligations under
SECTION 4.8; or

            (c) by either the Board of Directors of Acquiror or Target, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied and such denial shall be nonappealable or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, nonappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

            (d) by either the Board of Directors of Acquiror or Target, in the event that the Merger is not consummated by June 30, 2002, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

            (e) by either the Board of Directors of Acquiror or Target (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) cannot be cured within thirty (30) days following receipt of written notice from the party seeking termination and (ii) is such that the conditions set forth in SECTION 5.2(A) or 5.3(A), as the case may be, would not be satisfied; or

            (f) by either the Board of Directors of Acquiror or Target, if the Board of Directors of the other party does not publicly recommend in the Joint Proxy Statement- Prospectus that stockholders approve and adopt this Agreement or if, after recommending in the Joint Proxy Statement-Prospectus that stockholders approve and adopt this Agreement, the Board of Directors, of the other party withdraws, qualifies or revises such recommendation in any respect materially adverse to the party seeking to terminate this Agreement; or

            (g) by the Board of Directors of Target, if it determines by a vote of a majority of the members of the Target Board of Directors, at any time during the three business-day period commencing on the Determination Date, if both of the following conditions are satisfied:

                  (i)   The Average Closing Price shall be less than $13.92; and

                  (ii) (A) the quotient obtained by dividing the Average Closing Price by $17.40 (such quotient being referred to herein as the "ACQUIROR RATIO") shall be less than (B) the number obtained by taking the quotient obtained by dividing the Index Value on the Determination Date by the Index Value on the Starting Date and subtracting 0.15 from such quotient (such number being referred to herein as the "INDEX RATIO");

subject, however, to the following three sentences. If Target elects to exercise its termination right pursuant to this SECTION 6.1(G), it shall give prompt written notice to Acquiror; PROVIDED, that such notice of election to terminate may be withdrawn at any time within the aforementioned three-business-day period. During the three-business day period commencing with its receipt of such notice, Acquiror shall have the option to elect to increase the Exchange Ratio to equal (rounded to the next highest ten-thousandth) the lesser of (i) the quotient obtained by dividing (A) the product of $13.92 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price, and (ii) the quotient obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Acquiror Ratio. If Acquiror makes an election contemplated by the preceding sentence, within such three-business day period, it shall give prompt written notice to Target of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this
SECTION 6.1(G) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to the Exchange Ratio shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this SECTION 6.1(G).

      For purposes of SECTION 6.1(G), the following terms shall have the meanings indicated:

            "AVERAGE CLOSING PRICE" shall mean the average of the daily last sales prices of Acquiror Common Stock as reported on the AMEX (as reported in THE WALL STREET JOURNAL) for the 20 consecutive trading days in which such shares are trading ending at the close of trading on the last day of trading before the Determination Date.

            "DETERMINATION DATE" shall mean the later of the date on which (i) the approval of the OTS, without regard to any requisite waiting period in respect thereof, shall be received by Acquiror or, at Target's option, the date on which it receives written notice from Acquiror of such approval or
      (ii) the Target Stockholder Meeting occurs.

            "INDEX" shall mean the SNL New England Thrift Index.

            "INDEX VALUE" on a given date shall mean the value of the Index.

            "STARTING DATE" shall mean September 28, 2001.

      If Acquiror declares or effects a stock dividend, reclassification, recapitalization, split-up, combination or exchange of shares of similar transaction between the date of this Agreement and the Determination Date, the prices for Acquiror Common Stock shall be appropriately adjusted for the purposes of applying SECTIONS 6.1(G); or

            (h) by the Board of Directors of Target, if the Board of Directors of Target authorizes Target to enter into an agreement with respect to an Acquisition Transaction that the Board of Directors of Target has determined is a Superior Proposal; provided, that Target shall not terminate this Agreement pursuant to this SECTION 6.1(H) and enter into an agreement for an Acquisition Transaction until the expiration of three business days following Acquiror's written notice advising Acquiror that Target has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof), identifying the person making such Superior Proposal and stating whether Target intends to enter into a definitive agreement for an Acquisition Transaction. After providing such notice, Target shall provide a reasonable opportunity to Acquiror during such period to make such adjustments to the terms and conditions of this Agreement as would enable Target to proceed with the Merger on such adjusted terms.

            Section 6.2. TERMINATION FEE. (a) In recognition of the efforts,
                         ---------------
expenses and other opportunities foregone by Acquiror while structuring the Merger, the parties hereto agree that subject to obtaining any necessary regulatory approval, Target shall pay to Acquiror a termination fee of $3,000,000 in cash on demand (less any expenses previously reimbursed pursuant to SECTION 6.2(B)) if

            (i)   Target terminates this Agreement pursuant to SECTION 6.1(H);
or

            (ii) Target's stockholders fail to approve this Agreement at Target's Stockholders Meeting and within 24 months after the termination of this Agreement, Target or any of its Subsidiaries, without having received Acquiror's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person other than Acquiror or any of its Subsidiaries or the Board of Directors of Target shall have recommended that the stockholders of Target approve or accept an Acquisition Transaction with any person other than Acquiror or any of its Subsidiaries.

      Notwithstanding the foregoing, Target shall not be obligated to pay to Acquiror the termination fee described in this SECTION 6.2 in the event that at or prior to such time as such fee becomes payable (i) Acquiror and Target validly terminate this Agreement pursuant to SECTION 6.1(A), (ii) Acquiror validly terminates this Agreement pursuant to SECTION 6.1(C) or (iii) if Target validly terminates or could validly terminate this Agreement pursuant to SECTIONS 6.1(C), 6.1(D), 6.1(E) or 6.1(G).

            (b) In the event the stockholders of Target shall not have approved the Agreement at Target's Stockholders Meeting, Target shall reimburse Acquiror, upon demand and upon reasonable documentation therefor, Acquiror's reasonable out-of-pocket expenses.

            Section 6.3. EFFECT OF TERMINATION. In the event of termination of
                         ---------------------
this Agreement by either Acquiror or Target as provided in SECTION 6.1, this Agreement shall forthwith become void and, subject to SECTION 6.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except (i) SECTION 4.3(D), SECTION 6.2,
SECTION 8.6 and SECTION 8.7, shall survive any termination of this Agreement, and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                   ARTICLE VII
                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME
                   ------------------------------------------

            Section 7.1. EFFECTIVE DATE AND EFFECTIVE TIME. The closing of the
                         ---------------------------------
transactions contemplated hereby ("CLOSING") shall take place at the offices of Muldoon Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, unless another place is agreed to by Acquiror and Target, on a date specified by the parties ("CLOSING DATE") that is no later than seven days following the date on which the expiration of the last applicable waiting period in connection with notices to and approvals of Governmental Entities shall occur and all conditions to the consummation of this Agreement are satisfied or waived (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) unless extended by mutual agreement of the parties. Prior to or on the Closing Date, Acquiror and Target shall execute certificates of merger and articles of merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective upon such filing or on such date as may be specified in such certificates of merger and articles of merger. The date of such filing or such later effective date as specified in the certificates or articles of merger is herein referred to as the "EFFECTIVE DATE." The "EFFECTIVE TIME" of the Merger shall be as set forth in the certificate of merger and articles of merger.

            Section 7.2. DELIVERIES AT THE CLOSING. Subject to the provisions of
                         -------------------------
Articles V and VI, on the Closing Date there shall be delivered to Acquiror and Target the documents and instruments required to be delivered under Article V.

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                                  ARTICLE VIII
                              CERTAIN OTHER MATTERS
                              ---------------------

            Section 8.1. CERTAIN DEFINITIONS; INTERPRETATION.  For purposes of
                         -----------------------------------
this Agreement:

            "ACQUIROR COMMON STOCK" means the common stock, par value $.01 per share, of Acquiror;

            "ACQUISITION PROPOSAL" means any proposal or offer with respect to an Acquisition Transaction or any public announcement of a proposal, plan or intention to engage in an Acquisition Transaction or any agreement to engage in an Acquisition Transaction;

            "ACQUISITION TRANSACTION" means any of the following (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving Target or Target Bank; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the consolidated assets of Target and its Subsidiaries in a single transaction or series of transactions; or (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of Target's capital stock or the filing of a registration statement under the Securities Act in connection therewith;

            "AMEX" means the American Stock Exchange;

            "BANK MERGER ACT" means the Bank Merger Act, as amended;

            "BHC ACT" means the Bank Holding Company Act of 1956, as amended;

            "CRA" means the Community Reinvestment Act;

            "ENVIRONMENTAL LAW" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any Governmental Entity relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe

Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect;

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

            "ERISA AFFILIATE" means any entity that is considered one employer with Acquiror or Target, as the case may be, under Section 4001(b)(1) of ERISA or Section 414 of the IRC;

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

            "EXCLUDED SHARES" shall consist of (i) Dissenters' Shares and (ii) shares held directly or indirectly by Acquiror (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted);

            "FDIA" means the Federal Deposit Insurance Act, as amended;

            "FDIC" means the Federal Deposit Insurance Corporation;

            "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System;

            "GAAP" means generally accepted accounting principles;

            "GOVERNMENT REGULATOR" means any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits;

            "GOVERNMENTAL ENTITY" means any court, administrative agency or commission or other governmental authority or instrumentality;

            "HAZARDOUS MATERIAL" means any substance (whether solid, liquid or gas) which is currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl;

            "HOLA" means the Home Owners' Loan Act, as amended;

            "IRC" means the Internal Revenue Code of 1986, as amended;


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            "IRS" means the Internal Revenue Service;

            "KNOWLEDGE" means, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president;

            "LOAN" means a loan, lease, advance, credit enhancement, guarantee or other extension of credit;

            "LOAN PROPERTY" means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property;

            "MATERIAL ADVERSE EFFECT" means an effect which is material and adverse to the business, financial condition or results of operations of Target or Acquiror, as the context may dictate, and its Subsidiaries taken as a whole; PROVIDED, HOWEVER, that any such effect resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both Acquiror and Acquiror Bank and Target and Target Bank, as the case may be, or to financial and/or depository institutions generally, (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, or (iii) the effects of actions taken in compliance with or related to this Agreement on the operating performance, business or financial results of the parties, including, without limitation, (x) the effects of sales by Target of investment securities that are not prohibited by this Agreement, (y) the transactions described in
Section 3.1 of Target's Disclosure Letter; and (z) expenses incurred by parties
-----------
in connection with the transactions contemplated hereby or relating to any litigation related to this Agreement, shall not be considered in determining if a Material Adverse Effect has occurred;

            "NASD" means the National Association of Securities Dealers, Inc.;

            "OTS" means the Office of Thrift Supervision;

            "PARTICIPATION FACILITY" means any facility in which the applicable party (or a Subsidiary of it) participates in the management and, where required by the context, includes the owner or operator of such property, but only with respect to such property;

            "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity;

            "SEC" means the Securities and Exchange Commission;

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

            "SUBSIDIARY" means a corporation, partnership, joint venture or other entity in which Target or Acquiror, as the case may be, has, directly or indirectly, an equity interest

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representing 50% or more of any class of the capital stock thereof or other equity interests therein;

            "TARGET COMMON STOCK" means the common stock, par value $0.10 per share, of Target; and

            "TAXES" means all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes.

            When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed followed by the words "WITHOUT LIMITATION." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

            Section 8.2. SURVIVAL. Only those agreements and covenants of the
                         --------
parties that are by their terms applicable in whole or in part after the Effective Time, including SECTIONS 4.12, 4.13 and 6.2 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

            Section 8.3. WAIVER; AMENDMENT. Prior to the Effective Time, any
                         -----------------
provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of Target, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of Target Common Stock or contravene any provision of the MGCL, the DGCL or the federal banking laws, rules and regulations.

            Section 8.4. COUNTERPARTS. This Agreement may be executed in
                         ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

            Section 8.5. GOVERNING LAW. This Agreement shall be governed by, and
                         -------------
interpreted in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

            Section 8.6. EXPENSES. Each party hereto will bear all expenses
                         --------
incurred by it in connection with this Agreement and the transactions contemplated hereby, except that Acquiror shall bear and pay the filing fees payable in connection with the Registration Statement and each party shall bear and pay a proportional amount of the expenses incurred in connection with the printing and mailing of the Joint Proxy Statement-Prospectus.


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            Section 8.7.  NOTICES. All notices, requests, acknowledgments and
                          -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

            If to Acquiror, to:

                        FIRSTFED AMERICA BANCORP, INC.
                        ONE FIRSTFED PARK
                        Swansea, MA  02777
                        Attention: Robert F. Stoico
                                   Chairman, President and
                                   Chief Executive Officer

                        Facsimile: (508) 672-0190

            With copies to:

                        Lawrence M.F. Spaccasi, Esq.
                        Muldoon Murphy & Faucette LLP
                        5101 Wisconsin Ave., NW
                        Washington, DC 20016
                        Facsimile: (202) 966-9409

      If to Target, to:

                        People's Bancshares, Inc.
                        73 Belmont Street
                        Easton, MA  02740

                        Attention: Richard S. Stracyznski
                                   President and Chief Executive Officer

                        Facsimile:  (508) 991-9605





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            With copies to:

                        Eric R. Fischer, Esq.
                        Goodwin Procter LLP
                        Exchange Place
                        Boston, MA  02109
                        Facsimile:  (617) 523-1231


            Section 8.8. ENTIRE AGREEMENT; ETC. This Agreement, together with
                         ----------------------
the Disclosure Letters and the Exhibits hereto, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Except for SECTION 4.13, which confers rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            Section 8.9. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement
                         ----------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.


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


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                  ACQUIROR


                                  By: /s/ Robert F. Stoico
                                      ------------------------------------------
                                      Robert F. Stoico
                                      Chairman of the Board, President and Chief
                                      Executive Officer

                                  TARGET


                                  By: /s/ Richard S. Stracyznski
                                      ------------------------------------------
                                      Richard S. Stracyznski
                                      President and Chief Executive Officer


                                  By:  /s/ James K. Hunt
                                       ------------------------------------
                                       James K. Hunt
                                       Chief Financial Officer and Treasurer



                                       63